As filed with the Securities and Exchange Commission on December 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRASKEM S.A.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Federative Republic of Brazil

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Av. das Nações Unidas, 8,501

São Paulo, SP — CEP 05425-070 Brazil

(55-11) 3576-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BRASKEM FINANCE LIMITED	BRASKEM AMERICA FINANCE COMPANY	BRASKEM AUSTRIA FINANCE GMBH
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
N/A	N/A	N/A
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)
Cayman Islands	Delaware	Republic of Austria
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
Not Applicable	45-2691581	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
P.O. Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands (55-11) 3576-9000	1735 Market Street, 28th Floor Philadelphia, PA, United States (55-11) 3576-9000	Lothringerstraße 16/8 Vienna, Austria (55-11) 3576-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Donald E. Baker, Esq.

Mark O. Bagnall, Esq.

White & Case LLP

Avenida Brigadeiro Faria Lima, 2277, 4th Floor

01452-000, São Paulo, SP, Brazil

(55-11) 3147-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(1)	(2)	(2)	(2)	(2)
Guarantees	(3)	(3)	(3)	(3)

(1)	Debt securities of Braskem S.A and debt securities of Braskem Finance Limited, Braskem America Finance Company and Braskem Austria Finance GmbH, fully and unconditionally guaranteed by Braskem S.A.
(2)	The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.
(3)	Guarantees of Braskem S.A. of debt securities of Braskem Finance Limited, Braskem America Finance Company and Braskem Austria Finance GmbH. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

PROSPECTUS

Braskem S.A.

Debt Securities and Guarantees

Braskem Finance Limited	Braskem America Finance Company	Braskem Austria Finance GmbH

Guaranteed Debt Securities	Guaranteed Debt Securities	Guaranteed Debt Securities

Braskem S.A. may offer debt securities from time to time, and Braskem Finance Limited, Braskem America Finance Company and Braskem Austria Finance GmbH may each offer debt securities guaranteed by Braskem S.A. from time to time. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. A prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered.

We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in the prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2013.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to:

•	“Braskem,” refers to Braskem S.A.;

•	“we,” “us” and “our” generally refers to Braskem S.A. and its consolidated subsidiaries taken as a whole, unless the context requires otherwise;

•	“Braskem Finance” means Braskem Finance Limited; references to “Braskem America Finance” means Braskem America Finance Company; and references to “Braskem Austria Finance” means Braskem Austria Finance GmbH; and

•	references to “U.S. dollars,” “US$” or “$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

Additionally, references in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to the “prospectus” are to this prospectus and the applicable prospectus supplement taken together.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, Braskem may offer debt securities and Braskem Finance, Braskem America Finance and Braskem Austria Finance may offer debt securities guaranteed by Braskem in one or more offerings.

This prospectus provides you only with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus and our reports filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.

Our forward-looking statements may be influenced by numerous factors, including the following:

•	general economic, political and business conditions in our company’s markets, both in Brazil and abroad, including demand and prices for petrochemical products;

•	interest rate fluctuations, inflation and exchange rate movements of the real in relation to the U.S. dollar;

•	the cyclical nature of the global petrochemical industry;

•	competition in the Brazilian and global petrochemical industries;

•	prices of naphtha, natural gas, propylene and other raw materials;

•	actions taken by our major shareholders;

•	the payment of dividends or interest on shareholders equity;

•	our ability to implement our financing strategy and to obtain financing on satisfactory terms;

•	the implementation of our principal operating strategies, including our potential participation in acquisition, divestiture or joint venture transactions or other investment opportunities;

•	our progress in integrating the operations of companies or assets that we may acquire in the future, so as to achieve the anticipated benefits of these acquisitions;

•	changes in laws and regulations, including, among others, laws and regulations affecting tax and environmental matters and import tariffs in other markets in which we operate or to which we export our products;

•	future changes in Brazilian policy and related actions undertaken by the Brazilian government;

•	decisions rendered in major pending or future tax, labor and other legal proceedings; and

•	other factors identified under “Risk Factors” in the reports filed with the SEC that are incorporated by reference in this prospectus.

Our forward-looking statements are not guarantees of future performance, and our actual results or other developments may differ materially from the expectations expressed in the forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, potential investors should not rely on these forward-looking statements.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

BRASKEM S.A.

We are the largest producer of thermoplastic resins in the Americas and the only producer of ethylene, polyethylene and polypropylene in Brazil as of the date of this prospectus. We produce a diversified portfolio of petrochemical and thermoplastic products and have a strategic focus on thermoplastic resins, including polyethylene, polypropylene and polyvinyl chloride, or PVC. We are also the sixth largest global producer by thermoplastic resin capacity and the largest producer of biopolymers worldwide. Our business operations are organized into four production business units, which correspond to its principal production processes and products. Our business units are as follows:

•	Basic Petrochemicals Unit. Our Basic Petrochemicals Unit owns and operates each of the basic petrochemicals production facilities located in the petrochemical complexes in Brazil and has one of the largest annual production capacities of all first generation producers in Latin America. This unit owns and operates the raw materials centers serving: (1) the petrochemical complex located in Camaçari in the State of Bahia, or the Northeastern Complex; (2) the petrochemical complex located in Triunfo in the State of Rio Grande do Sul; (3) the petrochemical complex located in Capuava in the State of São Paulo; and (4) the petrochemical complex located in Duque de Caxias in the State of Rio de Janeiro.

Our raw materials centers produce: (1) olefins, such as ethylene, polymer and chemical grade propylene, butadiene, isoprene and butene-1; (2) aromatics, such as benzene, toluene, and xylenes (including para-xylene, ortho-xylene and mixed xylene); (3) fuels, such as automotive gasoline and liquefied petroleum gas; (4) intermediates, such as cumene; and (5) other basic petrochemicals, such as ethyl tertiary butyl ether, solvent C9 and pyrolysis C9. The basic petrochemicals products of our Basic Petrochemicals Unit are used primarily in the manufacture of intermediate second generation petrochemical products, including those manufactured by our Polyolefins Unit and Vinyls Unit.

•	Polyolefins Unit. Our Polyolefins Unit has polyolefins production facilities located in each of the petrochemicals complexes in Brazil and has the largest annual production capacities of all second generation producers in Latin America. Our Polyolefins Unit produces (1) polyethylene, including low density polyethylene, linear low density polyethylene, or LLDPE (including LLDPE produced using “green” ethylene), high density polyethylene, or HDPE (including HDPE produced using “green” ethylene), ultra high molecular weight polyethylene; (2) polypropylene; and (3) ethyl vinyl acetate copolymer.

•	USA and Europe Unit. Our USA and Europe Unit has the largest annual polypropylene production capacity in the United States. Our USA and Europe Unit includes the operations of: (1) Braskem America Inc., or Braskem America, which consists of three polypropylene plants in the United States that we acquired from Sunoco Inc. (R&M) in April 2010 and two additional polypropylene plants in the United States that we acquired from Dow Chemical Company, or Dow, in September 2011; and (2) two polypropylene plants in Germany that we acquired from Dow in September 2011.

•	Vinyls Unit. We are the leading producer of PVC in Brazil. Our Vinyls Unit owns and operates plants located in the Northeastern Complex, and in Marechal Deodoro and Maceió in the State of Alagoas. Our Vinyls Unit is the only vertically integrated producer of PVC in Brazil. Our PVC production is integrated through our production of chlorine, ethylene and other raw materials. Our Vinyls Unit also manufactures caustic soda, which is used by producers of aluminum and paper.

We are a corporation (sociedade por ações) incorporated under the laws of Brazil on January 12, 1972. We were organized for an indefinite period of time. Our principal executive office is located at Avenida das Nações Unidas, 8501, São Paulo, SP, CEP 05425-070, Brazil, and our telephone number at this address is (55-11) 3576-9000.

BRASKEM FINANCE LIMITED

Braskem Finance is a direct wholly-owned Subsidiary of Braskem. Braskem Finance is a finance company and its business is to issue debt securities to fund the activities of Braskem and Braskem’s subsidiaries and affiliates. It has no other operations and no employees. Braskem Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on December 28, 2007. Braskem Finance was incorporated for an indefinite term. The address of the registered office of Braskem Finance is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal executive office is located at Avenida das Nações Unidas, 8501, São Paulo, SP, CEP 05425-070, Brazil.

BRASKEM AMERICA FINANCE COMPANY

Braskem America Finance is a direct wholly-owned Subsidiary of Braskem America, and an indirect wholly-owned Subsidiary of Braskem. Braskem America Finance is a finance company and its business is to issue debt securities to fund the activities of Braskem and Braskem’s subsidiaries and affiliates. It has no other operations and no employees. Braskem America Finance is a corporation that was incorporated under the laws of the State of Delaware on July 7, 2011. Braskem America Finance was incorporated for an indefinite term. The address of Braskem America Finance is 1735 Market Street, 28th Floor, Philadelphia, Pennsylvania 19013.

BRASKEM AUSTRIA FINANCE GMBH

Braskem Austria Finance is a direct wholly-owned subsidiary of Braskem International GmbH, and an indirect wholly-owned subsidiary of Braskem. Braskem Austria Finance is a finance company and its business is to issue debt securities to fund the activities of Braskem and Braskem’s subsidiaries and affiliates and to hold interests in the capital of other companies. Braskem Austria Finance is a limited liability company that was incorporated under the laws of Austria on April 27, 2012. Braskem Austria Finance was incorporated for an indefinite term. The address of the registered office of Braskem Austria Finance is Lothringerstraße 16/8, Vienna, Austria.

USE OF PROCEEDS

Braskem

Unless otherwise indicated in an accompanying prospectus supplement, Braskem intends to use the net proceeds from the sale of its debt securities for general corporate purposes, including to repay debt.

Braskem Finance Limited

Unless otherwise indicated in an accompanying prospectus supplement, Braskem Finance intends to on-lend the net proceeds from the sale of the debt securities to Braskem and Braskem’s subsidiaries.

Braskem America Finance

Unless otherwise indicated in an accompanying prospectus supplement, Braskem America Finance intends to on-lend the net proceeds from the sale of the debt securities to Braskem and Braskem’s subsidiaries.

Braskem Austria Finance

Unless otherwise indicated in an accompanying prospectus supplement, Braskem Austria Finance intends to on-lend the net proceeds from the sale of the debt securities to Braskem and Braskem’s subsidiaries.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts with banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along to you, as an indirect holder, principal, interest and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that debt security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our debt securities to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	You cannot have the debt securities registered in your own name;

•	You cannot receive physical certificates for your interest in the debt securities;

•	You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•	The depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations in which a global security representing our debt securities will terminate are:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Exchange Act, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days; or

•	any of the notes has become immediately due and payable in accordance with “Description of the Debt Securities — Events of Default.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding which institutions will be the initial direct holders.

DESCRIPTION OF THE DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance indentures that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Braskem” mean Braskem S.A. only and do not include any of our subsidiaries.

Indentures

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York Mellon, and in the case of Braskem indenture (as defined below), a principal paying agent, currently The Bank of New York Mellon Trust (Japan), Ltd. The trustee under an indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the indenture or the debt securities, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “— Events of Default”; and

•	Second, the trustee performs administrative duties for us, such as sending principal and interest payments to you and sending notices to you.

Braskem will issue debt securities under an indenture we refer to as the Braskem indenture. Braskem Finance will issue debt securities guaranteed by Braskem under an indenture we refer to as the Braskem Finance indenture. Braskem America Finance will issue debt securities guaranteed by Braskem under an indenture we refer to as the Braskem America Finance indenture. Braskem Austria Finance will issue debt securities guaranteed by Braskem under an indenture we refer to as the Braskem Austria Finance indenture.

Each of the Braskem, Braskem Finance, Braskem America Finance and Braskem Austria Finance indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed in each indenture that New York law governs the indenture and the debt securities. We have filed a copy of the Braskem, Braskem Finance, Braskem America Finance and Braskem Austria Finance indentures with the SEC as exhibits to our registration statement. We have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal or New York state court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series of debt securities and to each of the Braskem, Braskem Finance, Braskem America Finance and Braskem Austria Finance indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series of debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. Whenever we refer to defined terms of the indentures in this prospectus or in any prospectus supplement, those defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par (or with a small discount), at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange or exchanges and, if so, which ones.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and any integral multiples of US$1,000 thereof.

You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. Braskem may also approve a change in the office through which any transfer agent acts or choose to act as our transfer agent.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal (and premium, if any) and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and we may cancel or change our use of these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will, subject to any unclaimed property laws, be repaid to us or (if then held in trust) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar’s records. In addition, if the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange.

Modification and Waiver

Each indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below. A supplemental indenture will be prepared if holder approval is required.

Changes Requiring Each Holder’s Approval

Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. Those types of changes include:

•	reduce the rate of interest on any debt security or extend the stated maturity of any payment of interest on any debt security;

•	reduce the principal amount of any debt security or extend the stated maturity of any payment of principal of (and premium, if any, on) any debt security;

•	reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

•	a change in the currency of any payment on a debt security or its place of payment;

•	a reduction in the principal amount of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity of a debt security following a default;

•	an impairment of the holder’s right to sue for payment of any amount due on a debt security;

•	a waiver of specified defaults in payment of principal of (and premium, if any, on) and interest on a debt security;

•	in the case of the Braskem Finance, Braskem America Finance or Braskem Austria Finance indenture, amend any provisions of the payment obligations under guarantees in a manner that would materially and adversely affect the holders;

•	a reduction in the percentage in principal amount of the outstanding debt securities the consent of the holders of which is needed to modify or amend the indenture or a debt security or waive compliance with various provisions of the indenture; and

•	make any change in the amendment or waiver provisions which require each holder’s consent.

Changes Not Requiring Approval

Each indenture provides that some changes do not require any approval by holders of outstanding debt securities under that indenture. This type of change includes, without limitation, (1) establishing the form or terms of a new series of debt securities as permitted by each indenture, (2) clarifying ambiguities, omissions, defects and inconsistencies, (3) amending or supplementing the indenture and (4) making other changes that, in the case of each (2), (3) and (4), would not adversely affect the holders of outstanding debt securities under that indenture in any material respect, such as adding covenants, additional events of default or successor trustees.

Changes Requiring Majority Approval

Each indenture provides that other changes to the indenture and the outstanding debt securities under the indenture requires the approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. This approval would also be required for us to obtain a waiver of all or part of any covenants described below under “— Certain Covenants” or in the applicable prospectus supplement, for us to obtain a waiver of a past default, or to rescind or annul a declaration of acceleration with respect to debt securities of any series before a judgment or decree for payment of the money due has been obtained by the trustee if subject to the conditions described in “Events of Default — Remedies Upon an Event of Default.” The required approval must be given by written consent. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities issued under that indenture described above under “— Changes Requiring Each Holder’s Approval” unless we obtain the consent of all holders of the debt securities issued under that indentures to the waiver.

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the applicable indenture, if we have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the applicable indenture if they have been defeased as described under “— Defeasance and Discharge.” Debt securities held by Braskem, Braskem Finance, Braskem America Finance, Braskem Austria Finance or their affiliates are not considered outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee, and not Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “— Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its stated maturity.

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

In the event that we exercise an option to redeem any debt securities, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than five business day nor more than 60 calendar days before the applicable redemption date. We will give the notice in the manner described above under “— Notices.”

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will have the option to redeem, in whole but not in part, any series of debt securities if:

•	as a result of a change in, or amendment to, any laws or regulations:

•

in the case of a series of debt securities issued or guaranteed by Braskem under the Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance indentures, Braskem or any successor has or will become obligated to pay additional amounts, as described below under “— Payment of Additional Amounts,” with respect to that series of debt securities or the related guarantee in excess of the additional amounts that Braskem or any successor would pay if payments in respect of that series of debt securities or the guarantee were subject to deduction or withholding for Brazilian Taxes (as defined under “— Payment of Additional Amounts”) at a rate of (1) 15% generally in case of any taxes imposed by Brazil, or (2) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws of that country or location impose restrictions on the disclosure of (x) shareholding composition; (y) the ownership of the investment; or (z) the beneficial ownership of income paid to non-resident persons, pursuant to Law No. 9,779, dated January 19, 1999;

•	in the case of a series of debt securities issued by Braskem Finance under the Braskem Finance indenture, Braskem Finance or any successor has or will become obligated to pay additional amounts with respect to that series of debt securities in respect of deduction or withholding for Cayman Islands Taxes (as defined under “— Additional Amounts”); or

•	in the case of a series of debt securities issued by Braskem Austria Finance under the Braskem Austria Finance indenture, Braskem Austria Finance or any successor has or will become obligated to pay additional amounts with respect to that series of debt securities in respect of deduction or withholding for Austrian Taxes (as defined under “— Additional Amounts”);

in any such case, as a result of such change in, or amendment to, such laws or regulations that occur on or after the date of the indenture for the applicable series of debt securities in the jurisdiction in which Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance or their respective successors, as applicable, are incorporated or any political subdivision or governmental authority thereof or therein having power to tax; and

•	the obligation cannot be avoided by Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance or their respective successors, as applicable, after taking reasonable measures to avoid it. For this purpose, “reasonable” measures do not include any change in the jurisdiction of incorporation or organization or location of the principal executive office or registered office of Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance or their respective successors, as applicable.

If the debt securities are redeemed, the redemption price for the debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement for such debt securities. Furthermore, we must give you between five business days and 60 calendar days’ notice before redeeming the debt securities (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date).

Open Market Purchases

Subject to any restrictions described in the applicable prospectus supplement, we or our affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Brazil (“Brazilian Taxes”), the Cayman Islands (in the case of securities issued under the Braskem Finance indenture) (“Cayman Islands Taxes”), or Austria (in the case of securities issued under the Braskem Austria Finance indenture) (“Austrian Taxes”), a successor jurisdiction or any political subdivision or authority therein or thereof having power to tax, unless Braskem, Braskem Finance or Braskem Austria Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Braskem, Braskem Finance or Braskem Austria Finance, as applicable, will pay to each holder such additional amounts as may be necessary in order that every net payment made by Braskem, Braskem Finance or Braskem Austria Finance, as applicable, on each debt security of that series or the related guarantee after deduction or withholding for or on account of any Brazilian Taxes, Cayman Islands Taxes or Austrian Taxes, as the case may be, will not be less than the amount then due and payable on such debt security or the related guarantee. Notwithstanding the foregoing, none of Braskem, Braskem Finance, or Braskem Austria Finance will have to pay additional amounts:

i.	to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of its having some present or former connection with (1) Brazil, (2) the Cayman Islands, in the case of debt securities issued under the Braskem Finance indenture, or (3) Austria, in the case of debt securities issued under the Braskem Austria Finance indenture, other than the mere holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

ii.	in respect of any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by a holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is made, whichever occurs later;

iii.	in respect of any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Brazil, the Cayman Islands (in the case of securities issued under the Braskem Finance indenture), Austria (in the case of securities issued under the Braskem Austria Finance indenture), if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) Braskem, Braskem Finance, or Braskem Austria Finance, as applicable, has given the holders at least 30 days’ notice that holders will be required to comply with such requirement;

iv.	in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

v.	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

vi.	in respect of any tax, assessment or other governmental charge that would have been avoided by such holder presenting the relevant debt security (if presentation is required) or requesting that such payment be made to another paying agent, if applicable, in a member state of the European Union;

vii.	in respect of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments of principal of(and premium, if any, on) or interest on the debt security of the applicable series; or

viii.	in respect of any combination of the above.

Notwithstanding anything to the contrary in the preceding paragraph, Braskem, Braskem Finance, Braskem America Finance, Braskem Austria Finance and any Paying Agent, the Trustee, the Principal Paying Agent or any other Person will be entitled to make any deduction or withholding without any liability, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any Note pursuant to Section 1471 through Section 1474 of the Code (“FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction in which we are organized, or in which payments on the Notes are made, or any successor jurisdiction or any political subdivision or authority therein or thereof having power to tax (each such jurisdiction, a “Taxing Jurisdiction”), implementing FATCA, or any agreement between us, the Trustee, the Principal Paying Agent or a Paying Agent and the United States, a Taxing Jurisdiction, or any authority of any of the foregoing implementing FATCA.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, none of Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the debt securities and the guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil, the Cayman Islands, the United States or Austria, as the case may be, other than those resulting from, or required to be paid in connection with, the enforcement of the debt securities and the guarantee following the occurrence of any default or Event of Default.

No additional amounts will be paid with respect to a payment on any debt security or the guarantee to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the debt securities or the related guarantee.

Any reference in this prospectus or the applicable prospectus supplement, the applicable indenture or the debt securities to principal of (and premium, if any, on) or interest on the debt securities or the guarantees by Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, will be deemed to include any additional amount, unless the context requires otherwise, that may be payable in respect of such principal (and premium, if any, on), or interest.

Certain Covenants of Braskem

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, Braskem will covenant that Braskem will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any person, unless:

•	the person formed by such consolidation or into which Braskem is merged (if not Braskem or any of its subsidiaries) or the person that acquires by conveyance, transfer or lease all or substantially all of the properties or assets of Braskem, which we refer to as the “successor person,” will expressly assume, by a supplemental indenture to the indenture, all obligations of Braskem under the applicable indenture and the debt securities or guarantee, as applicable, issued under that indenture;

•	immediately after giving effect to such transaction, no Event of Default with respect to any debt security issued under the applicable indenture will have occurred and be continuing;

•	Braskem has delivered to the trustee under the applicable indenture:

•	a certificate signed by an executive officer of Braskem stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with; and

•	an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with; and

•	the successor person, if not organized and existing under the laws of Brazil, will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil, a successor jurisdiction or any political subdivision or authority thereof or therein having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the debt securities, and to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary to ensure that the net amounts receivable by holders of the debt securities or guarantee of Braskem, as applicable, after any such withholding or deduction will not be less than the amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the debt securities or guarantees in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in “— Payment of Additional Amounts,” in relation to the successor jurisdiction; provided that notwithstanding anything to the contrary in this paragraph, the successor guarantor will be entitled to make any deduction or withholding, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any debt security pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by the Cayman Islands, Brazil or Austria, as the case may be, any jurisdiction in which the successor guarantor is organized or in which payments on the debt securities are made (each such jurisdiction, a “Successor Guarantor Taxing Jurisdiction”), implementing FATCA, or any agreement between the successor guarantor, Braskem Finance or a paying agent and the United States, a Successor Guarantor Taxing Jurisdiction or any authority of any of the foregoing implementing FATCA.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Braskem under the debt securities or guarantee of Braskem, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the applicable indenture.

If the conditions described above are satisfied, Braskem will not need to obtain the consent of the holders in order to merge or consolidate or convey, transfer or lease all or substantially all of its properties or assets to any other person. Also, Braskem will not need to satisfy these conditions if Braskem enters into other types of transactions, including the following:

•	any transaction in which Braskem acquires the stock or assets of another person;

•	any transaction that involves a change of control of Braskem, but in which Braskem does not merge or consolidate; and

•	any transaction in which Braskem sells or otherwise disposes of less than substantially all of its assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Braskem will covenant that for so long as any debt securities remain outstanding under the applicable indenture, Braskem will not, and will not permit any Significant Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Significant Subsidiary securing any Indebtedness of Braskem or any Significant Subsidiary, other than a Permitted Lien, without in any such case effectively providing that the outstanding debt securities (together with, if Braskem so determines, any other Indebtedness of Braskem) are secured equally and ratably with or prior to such secured Indebtedness for so long as such Indebtedness is so secured. For the definitions of capitalized terms used in this paragraph, see “— Certain Defined Terms.”

Notwithstanding the definition of “Subsidiary,” solely for purposes of this “Limitation on Liens” covenant (but not the definition of “Consolidated Total Assets”), a corporation, association, partnership or other business entity that constitutes a joint venture or similar entity between Braskem and/or one or more of its Subsidiaries, on the one hand, and one or more persons, on the other, and that would otherwise be a Subsidiary will not be deemed to be a Subsidiary (and, therefore, not subject to this “Limitation on Liens” covenant); provided that such joint venture or similar entity is not fully consolidated in the financial statements of Braskem (and instead is proportionately consolidated under CVM Instruction No. 247, as amended, or any successor provision because it is jointly controlled by Braskem and/or its Subsidiaries, on the one hand, and such other persons, on the other); and provided, further, that the Indebtedness secured or to be secured by Liens is incurred to finance the business of such joint venture or similar entity or property or assets owned or hereafter acquired, directly or indirectly, by it.

You should consult the prospectus supplement relating to your debt securities for further information about these covenants and whether they are applicable to your debt securities.

Substitution of Braskem Finance, Braskem America Finance or Braskem Austria Finance as Issuer of the Debt Securities

Braskem Finance (in the case of the Braskem Finance indenture), Braskem America Finance (in the case of the Braskem America Finance indenture), or Braskem Austria Finance (in the case of the Braskem Austria Finance indenture), may, without the consent of any holder of the debt securities, be substituted by (a) Braskem or (b) any Wholly-owned Subsidiary of Braskem as principal debtor in respect of the debt securities (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(1) such documents will be executed by the Substituted Issuer, Braskem Finance (in the case of the Braskem Finance indenture), Braskem America Finance (in the case of the Braskem America Finance indenture), or Braskem Austria Finance (in the case of the Braskem Austria Finance indenture), Braskem and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the obligations of Braskem Finance, Braskem America Finance or Braskem Austria, as applicable, under the applicable indenture and the debt securities and, unless Braskem’s then-existing guarantee remains in full force and effect, a substitute guarantee issued by Braskem in respect of the debt securities (collectively, the “Issuer Substitution Documents”);

(2) if the Substituted Issuer is organized in a jurisdiction other than (x) the Cayman Islands (in the case of the Braskem Finance indenture), (y) Austria (in the case of the Braskem Austria Finance indenture), or (z) Delaware (in the case of the Braskem America Finance indenture), the Issuer Substitution Documents will contain covenants (i) to ensure that each holder of the debt securities has the benefit of a covenant in terms corresponding to the obligations of Braskem Finance, Braskem Austria Finance or Braskem America Finance, as applicable, in respect of the payment of additional amounts (but replacing references to the Cayman Islands, Austria, or Delaware, as applicable, with references to such other jurisdiction) and (ii) to indemnify each holder and beneficial owner of the debt securities against all taxes or duties that (a) arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution that are incurred or levied against such holder or beneficial owner of the debt securities as a result of the substitution and that would not have been so incurred or levied had the substitution not been made, and (b) are imposed on such holder or beneficial owner of the debt securities by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the debt securities resides or is subject to any such tax or duty and that would not have been so imposed had the substitution not been made, in each case subject to similar exceptions set forth under clauses (i) through (viii) under “— Additional Amounts,” mutatis mutandis; provided, that any holder making a claim with respect to such tax indemnity is required to provide Braskem Finance, Braskem Austria Finance, or Braskem America Finance, as applicable, with notice of such claim, along with supporting documentation, within four weeks of the announcement of the substitution of Braskem Finance, Braskem Austria Finance or Braskem America Finance, as applicable, as issuer; provided further, that notwithstanding anything to the contrary in this paragraph, the Substituted Issuer will be entitled to make any deduction or withholding, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any debt security pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by the Cayman Islands,

Brazil or Austria, as the case may be, any jurisdiction in which the Substituted Issuer is organized or in which payments on the debt securities are made (each such jurisdiction, a “Substituted Issuer Taxing Jurisdiction”), implementing FATCA, or any agreement between the Substituted Issuer, Braskem or a paying agent and the United States, a Substituted Issuer Taxing Jurisdiction or any authority of any of the foregoing implementing FATCA;

(3) Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, will deliver, or cause the delivery, to the trustee of opinions from internationally recognized counsel in the jurisdiction of organization of the Substituted Issuer and the State of New York as to the validity, binding effect and enforceability of the Issuer Substitution Documents and specified other legal matters, as well as an officer’s certificate as to compliance with the provisions described under this section;

(4) the Substituted Issuer will appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the debt securities, the applicable indenture and the Issuer Substitution Documents;

(5) no Event of Default under the applicable indenture has occurred or is continuing; and

(6) the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substitute Issuer, Brazil and the Cayman Islands (in the case of the Braskem Finance indenture), Delaware (in the case of the Braskem America Finance indenture), or Austria (in the case of the Braskem Austria Finance indenture).

Upon the execution of the Issuer Substitution Documents, any substitute guarantees and compliance with the other conditions in the applicable indenture relating to the substitution, the Substituted Issuer will be deemed to be named in the debt securities as the principal debtor in place of Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, and Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, will be released from all of its obligations under the debt securities and the applicable indenture.

Not later than 10 business days after the execution of the Issuer Substitution Documents, the Substituted Issuer will give notice thereof to the holders of the debt securities.

Notwithstanding any other provision of the applicable indenture, Braskem (unless it is the Substituted Issuer) will do or cause to be done all acts and things and promptly execute and deliver any documents or instruments, including any substitute guarantees and a legal opinion of internationally recognized Brazilian counsel, that may be required, or that the trustee may reasonably request, to ensure that Braskem’s guarantees are in full force and effect for the benefit of the holders and beneficial owners of the debt securities following the substitution.

Defeasance and Discharge

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities.

Full Defeasance

Braskem, Braskem Finance (in the case of securities issued under the Braskem Finance indenture), Braskem America Finance (in the case of securities issued under the Braskem America Finance indenture), and Braskem Austria Finance (in the case of securities issued under the Braskem Austria Finance indenture) will be legally released from any payment and other obligations on the debt securities of the applicable series, except for various obligations described below (such release is referred to as “full defeasance”), provided that Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, in addition to other actions, puts in place the following arrangements for you to be repaid:

•	Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the applicable series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of an internationally recognized firm of independent public accountants or investment bank, will generate enough cash without consideration of any reinvestment to make interest, principal (and premium, if any) and any other payments on the debt securities of the applicable series on their various due dates.

•	Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, may make the above deposit without causing you to be taxed on the debt securities of the applicable series any differently than if Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

If Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance ever accomplished full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance for repayment in the unlikely event of any shortfall. However, even if Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance takes these actions, a number of our obligations relating to the debt securities of the applicable series will remain, including to register the transfer and exchange of debt securities and to replace mutilated, destroyed, lost or stolen debt securities.

Covenant Defeasance

Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, can make the same type of deposit described above and be released from all or some of the covenants and certain Events of Default that apply to the debt securities of that particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities of that series. In order to achieve covenant defeasance, Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, would be required to take all of the steps described above under “— Full Defeasance,” except that the opinion of counsel would not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.

If Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

•	certain covenants applicable to the series of debt securities described herein and in the applicable prospectus supplement; and

•	the first and second Events of Default described below under “— Events of Default — What Is an Event of Default?” with respect to Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, and the third and fourth Events of Default described below under “— Events of Default — What Is an Event of Default?” with respect to any Significant Subsidiary.

If Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

The applicable prospectus supplement will indicate whether the debt securities of a particular series are subordinated to any of our other debt obligations. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. Unsecured debt securities will effectively be subordinated to our secured indebtedness.

Events of Default

Each indenture provides that you will have special rights if you hold debt securities issued under that indenture and an event of default occurs under that indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

Each indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following, unless otherwise specified in the applicable prospectus supplement:

(1)	failure to pay any interest on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal of (including premium, if any, on) any of the debt securities of that series on the date when due upon its Stated Maturity, upon redemption, or otherwise.

(2)	Braskem, Braskem Finance (in the case of securities issued under the Braskem Finance indenture), Braskem America Finance (in the case of securities issued under the Braskem America Finance indenture), or Braskem Austria Finance (in the case of securities issued under the Braskem Austria Finance indenture) fails to comply with any of its other covenants or agreements in respect of the debt securities of that series or the applicable indenture (other than those referred to in the foregoing clause (1)) and such failure continues for a period of 60 days after Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, receives a notice of default from the trustee or holders of 25% of the principal amount of the outstanding debt securities of the affected series;

(3)	Braskem pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (2) applies for or consents to the entry of an order for relief against it in an involuntary case; (3) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (6) files for a reorganization of its debts (judicial or extrajudicial recovery);

(4)	A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Braskem in an involuntary case; (2) appoints a custodian of Braskem or for any substantial part of the property of Braskem; (3) orders the winding up or liquidation of Braskem; (4) adjudicates Braskem as bankrupt or insolvent; (5) ratifies an accord or composition in bankruptcy between Braskem and the respective creditors thereof; or (6) grants a judicial or extrajudicial recovery to Braskem, and in the case of any of (1) through (6), the order or decree remains unstayed and in effect for 45 days; or

(5)	the occurrence of any other Event of Default described in the applicable prospectus supplement.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Braskem, Braskem Finance (in the case of securities issued under the Braskem Finance indenture), Braskem America Finance (in the case of securities issued under the Braskem America Finance indenture), or Braskem Austria Finance (in the case of securities issued under the Braskem Austria Finance indenture) will furnish to the trustee within 120 days after the end of our fiscal year every year a written statement of certain of its officers or directors, as the case may be, that will either certify that, to their knowledge, it is in compliance with the applicable indenture and the debt securities of each series issued thereunder or specify any default.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and has not been cured, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of the applicable series will, declare all unpaid principal of (and premium, if any, on) and accrued and unpaid interest on all debt securities of that series to be due and payable immediately, and upon any such declaration, such amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Braskem, the unpaid principal of (and premium, if any, on) and accrued and unpaid interest on the debt securities under the applicable indenture will be automatically accelerated, without any declaration or action by the trustee or any holder.

Each of the situations described above is called an acceleration of maturity. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities of that series, provided that (1) Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, has paid or deposited with the trustee under the applicable indenture a sum sufficient to pay (a) all overdue interest on all of the debt securities of the applicable series, (b) the principal of (and premium, if any, on) any debt securities of the applicable series that has become due (other than amounts due solely because of the acceleration), (c) interest upon overdue interest on such overdue interest as provided in the applicable indenture and supplemental indenture (to the extent that payment of this interest is lawful), and (d) all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (2) all other Events of Default with respect to the debt securities of the applicable series have been cured or waived, other than the nonpayment of principal that has become due solely because of acceleration.

The trustee is not required under any of the indentures to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate security or indemnity against such risk or liability is not assured to it.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities of any series, the following must occur:

•	you must give the trustee under the applicable indenture written notice that an event of default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the applicable series must not have given the trustee directions that are inconsistent with the written request of the holders that the trustee take action because of the default.

However, under each indenture, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date if it has not been paid in full by Braskem, Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel a declaration of acceleration.

Waiver of Past Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default for the debt securities of that series, except for payment defaults and other defaults that cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following is a summary of certain defined terms used in each of the Braskem, Braskem Finance, Braskem America Finance and Braskem Austria Finance indentures. Reference is made to the relevant indenture for the full definition of all such terms as well as other capitalized terms used in this section of this prospectus for which no definition is provided.

“Advance Transaction” means an advance from a financial institution involving either (1) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (2) an export contract (ACE — Adiantamento sobre Contrato de Exportação).

“Capital Lease Obligations” means, with respect to any person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation will be the capitalized amount thereof, determined in accordance with GAAP; and the “Stated Maturity” thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Consolidated Total Assets” means the total amount of assets of Braskem and its Subsidiaries as set forth in the most recent financial statements delivered by Braskem to the trustee in accordance with the terms of the applicable indenture, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by Braskem and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Event of Default” is has the meaning specified in “Description of the Debt Securities — Event of Default.”

“GAAP” means, as elected from time to time by Braskem, (1) collectively, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by the applicable regulators, including the CVM, as well as technical releases issued the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), (2) International Financial Reporting Standards, or (3) accounting practices generally accepted in the United States, in each case, as in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any person, the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

“Indebtedness” means, with respect to any person (a “Debtor”), without duplication:

(a) the principal of (and premium, if any, on) (1) indebtedness of such person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(b) all Capital Lease Obligations of such person;

(c) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(d) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(e) all Hedging Obligations;

(f) all obligations of the type referred to in clauses (a) through (d) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other persons that are customers or suppliers of such person for which such person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such person does not, or is not required to, make payment in respect thereof); and

(g) all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any Lien on any property or asset of such Debtor other than the Capital Stock of such other person (whether or not such obligation is assumed by such Debtor), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.

“investment” means, with respect to any person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Non-Recourse Indebtedness” means Indebtedness (or any portion thereof) of a Subsidiary of Braskem (the “Non-Recourse Debtor”) used to finance (i) the creation, development, construction, improvement or acquisition of projects, properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness or (ii) the operations of projects, properties or assets of such Non-Recourse Debtor or its Subsidiaries; provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person acting on behalf of such entity) in respect of such Indebtedness is limited (other than in respect of the Braskem Recourse Amount (as defined below)) to the Non-Recourse Debtor, any debt securities issued by the Non-Recourse Debtor, the Capital Stock of the Non-Recourse Debtor, and any assets, receivables, inventory, equipment, chattels, contracts, intangibles, rights and any other assets of such Non-Recourse Debtor and its Subsidiaries connected with the projects, properties or assets created, developed, constructed, improved, acquired or operated, as the case may be, in respect of which such Indebtedness has been incurred; provided, further, that if such lender additionally has contractual recourse to Braskem or to any Subsidiary of Braskem (other than the Non-Recourse Debtor and its Subsidiaries) for the repayment of any portion of such Indebtedness (such portion, the “Braskem Recourse Amount”), then the Braskem Recourse Amount will not constitute Non-Recourse Indebtedness and Braskem will be deemed to have incurred Indebtedness in an aggregate principal amount equal to the Braskem Recourse Amount.

“Original Issue Discount Security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

“Permitted Liens” means:

(1) any Lien existing on the date of the applicable indenture, and any extension, renewal or replacement thereof or of any Lien referred to in clauses (2), (3), (4) or (11) below; provided, however, that the aggregate principal amount of Indebtedness so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(2) any Lien on any property or assets (including Capital Stock of any person) securing Indebtedness incurred for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses (or securing Indebtedness incurred to refinance a bridge or other interim financing that is initially incurred for the purpose of financing such acquisition, construction or improvement of such property or assets including related transaction fees and expenses) after the date of the applicable indenture; provided that (a) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Braskem or any Significant Subsidiary; provided further that any Lien is permitted to be incurred on the Capital Stock of any person securing any Indebtedness of that person that is (x) Non-Recourse Indebtedness, and (y) incurred for purposes of financing the acquisition, construction or improvement of any property or assets of such person;

(3) any Lien securing Indebtedness for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that (a) the Lien in respect of such Indebtedness is limited to assets (including Capital Stock of the project entity), rights and/or revenues of such project, (b) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the project, and (c) the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Braskem or any Significant Subsidiary;

(4) any Lien existing on any property or assets of any person before that person’s acquisition by, merger into or consolidation with Braskem or any Subsidiary after the date of the applicable indenture; provided that (a) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Indebtedness secured by the Liens may not exceed the Indebtedness secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, (c) the Lien will not apply to any other property or assets of Braskem or any of its Subsidiaries and (d) the Lien will secure only the Indebtedness that it secures on the date of such acquisition, merger or consolidation;

(5) any Lien imposed by law that was incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(6) any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Braskem or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Braskem or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(7) any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Braskem or any Subsidiary in the ordinary course of business;

(8) any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

(9) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Braskem or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(10) any rights of set-off of any person with respect to any deposit account of Braskem or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(11) any Lien granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social — BNDES, Banco do Nordeste do Brasil S.A. or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer;

(12) any Liens securing obligations under hedging agreements not for speculative purposes;

(13) any Lien on the inventory or receivables and related assets of Braskem or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Indebtedness will not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Braskem’s consolidated gross revenues from export sales for the most recently concluded period of four consecutive fiscal quarters; or (b) with respect to transactions secured by receivables from domestic sales, 80% of such Person’s consolidated gross revenues from sales for the most recently concluded period of four consecutive fiscal quarters; provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

(14) Liens securing obligations owed by any Restricted Subsidiary of Braskem to Braskem or one or more Restricted Subsidiaries of Braskem and/or by Braskem to one or more such Restricted Subsidiaries; and

(15) in addition to the foregoing Liens set forth in clauses (1) through (14) above or otherwise permitted by this covenant, Liens securing Indebtedness of Braskem or any Subsidiary (including, without limitation, guarantees of Braskem or any Subsidiary) that do not in aggregate principal amount, at any time of determination, exceed 15.0% of Consolidated Total Assets.

For the avoidance of doubt, a Permitted Lien need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses of the definition of Permitted Lien.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary of Braskem which at the time of determination either (1) had assets which, as of the date of Braskem’s most recent quarterly consolidated balance sheet, constituted at least 10% of Braskem’s total assets on a consolidated basis as of such date, or (2) had revenues for the 12-month period ending on the date of Braskem’s most recent quarterly consolidated statement of operations which constituted at least 10% of Braskem’s total revenues on a consolidated basis for such period.

“Stated Maturity” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) Braskem, (b) Braskem and one or more Subsidiaries or (c) one or more Subsidiaries.

“Unrestricted Subsidiary” means (i) Braskem Idesa S.A.P.I., Braskem Idesa Servicios S.A. de C.V., Polietilenos de America, S.A., Polipropileno de Sur, S.A. and any Subsidiary which as of the date of the applicable indenture has consolidated assets not exceeding 1% of Braskem’s Consolidated Total Assets, and (ii) any corporation, association, partnership or other business entity that is not a Subsidiary as of the date of the applicable indenture but which (a) becomes a Subsidiary following the date of the applicable indenture and (b) at any time of determination has no Indebtedness other than (x) Non-Recourse Debt, and (y) Braskem Recourse Amounts.

“Wholly-owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is owned by Braskem or another Wholly-owned Subsidiary.

DESCRIPTION OF THE GUARANTEES

Braskem unconditionally and irrevocably guarantees each of the debt securities issued by Braskem Finance, Braskem America Finance or Braskem Austria Finance, respectively, and all obligations due under the related indentures. The following description summarizes the general terms and provisions of the guarantees that are provided by Braskem in each of the Braskem Finance Indenture, the Braskem America Finance Indenture and the Braskem Austria Finance Indenture. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture.

Pursuant to the Braskem Finance Indenture, the Braskem America Finance Indenture, or the Braskem Austria Finance Indenture, as applicable, Braskem has irrevocably and unconditionally agreed, from time to time upon the receipt of notice from the trustee that Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, has failed to make the required payments under a series of debt securities and the Braskem Finance, Braskem America Finance or Braskem Austria Finance indenture, as applicable, to make any required payment, whether of principal, interest or any other amounts. The amount to be paid by Braskem under the guarantee will be an amount equal to the amount of the payment Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable, fails to make.

The obligations of Braskem under the guarantees will rank:

•	equal in right of payment to all other existing and future senior unsecured debt of Braskem subject to certain statutory preferences under applicable law, including labor and tax claims;

•	senior in right of payment to Braskem’s subordinated debt; and

•	effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Braskem’s subsidiaries (other than Braskem Finance, Braskem America Finance or Braskem Austria Finance, as applicable) and jointly controlled companies and to secured debt of Braskem to the extent of such security.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of its internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

With respect to the unaudited consolidated interim financial information of Braskem S.A. and its subsidiaries as of September 30, 2013 and for the nine-month periods ended September 30, 2013 and 2012, incorporated by reference herein. PricewaterhouseCoopers Auditores Independentes has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its report included in the Braskem Form 6-K furnished to the SEC on November 12, 2013, and incorporated by reference herein, states that it did not audit and it does not express an opinion on that unaudited consolidated interim financial information. Accordingly, the degree of reliance on its reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its report on the unaudited consolidated interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes within the meaning of Sections 7 and 11 of the Act.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, White & Case LLP will provide an opinion regarding the validity of the debt securities and guarantees, if applicable, and the authorization of the debt securities issued by Braskem America Finance, if applicable, under New York law; Pinheiro Neto Advogados will provide an opinion regarding the authorization of the debt securities and guarantees of Braskem under Brazilian law; Maples and Calder will provide an opinion regarding the authorization of the debt securities issued by Braskem Finance Limited, if applicable, under Cayman Islands law; and Baker & McKenzie Diwok Hermann Petsche Rechtsanwälte GmbH special Austrian counsel to Braskem Austria Finance will provide an opinion regarding the authorization of the debt securities issued by Braskem Austria Finance, if applicable, under Austrian law.

ENFORCEABILITY OF CIVIL LIABILITIES

Brazil

Braskem is a corporation (sociedade por ações) incorporated under the laws of Brazil. Braskem has been advised by Pinheiro Neto Advogados, its Brazilian counsel, that judgments of non-Brazilian courts for the payment of money, including for civil liabilities predicated upon the laws of countries other than Brazil, including the U.S. securities laws, subject to certain requirements described below, may be enforced in Brazil. A judgment against either Braskem or any other person described above obtained outside Brazil would be enforceable in Brazil against it or any such person without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), or STJ. That confirmation, generally, will occur if the foreign judgment:

•	fulfills all formalities required for its enforceability under the laws of the jurisdiction where the foreign judgment is granted;

•	is issued by a competent court after proper service of process is made on the parties, which service must comply with Brazilian law if made in Brazil;

•	is final and therefore not subject to appeal;

•	is for a sum certain;

•	is authenticated by a Brazilian consular office with jurisdiction over the location of the court that issued the foreign judgment and is accompanied by a sworn translation into Portuguese; and

•	is not contrary to Brazilian national sovereignty, public policy or public morality.

The confirmation process may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, Braskem cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the laws of countries other than Brazil, including the U.S. securities laws.

Braskem has also been advised that:

•	civil actions may be brought before Brazilian courts based on the federal securities laws of the United States and that, subject to applicable law, Brazilian courts may enforce such liabilities in such actions against it (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty, and provided further that Brazilian courts can assert jurisdiction over the particular action); and

•	the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

A plaintiff (whether Brazilian or non-Brazilian) who resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that may ensure such payment. This bond must have a value sufficient to satisfy the payment of court fees and defendant’s attorneys’ fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the STJ and in the case of claims for collection of debts based on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits, which might not be the case of the debt securities and the guarantees).

Braskem has been advised that, if the notes or the indenture were to be declared void by a court applying the laws of the State of New York, a judgment obtained outside Brazil seeking to enforce the guarantees may not be ratified by the STJ in Brazil.

Cayman Islands

Braskem Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands. Braskem Finance has been advised by Maples and Calder, Cayman Islands counsel to Braskem Finance and Braskem, that there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York or Brazil. However, the courts of the Cayman Islands will recognize and enforce a foreign judgment as the basis for a claim at common law in the Cayman Islands without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment is rendered by a foreign court of competent jurisdiction, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been rendered, is final, is not in respect of taxes, a fine or a penalty and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Austria

Braskem Austria Finance is a limited liability company (Gesellschaften mit beschränkter Haftung) incorporated under the laws of Austria. Braskem Austria Finance has been advised by Baker & McKenzie Diwok Hermann Petsche Rechtsanwälte GmbH, Austrian counsel to Braskem Austria Finance and Braskem, that the Austrian rules of civil procedure materially differ from those applicable in the United States (including, but not limited to, court fees dependent on the amounts claimed and payable upon filing of a claim, or compensation of the prevailing party’s attorney’s fees, no discovery procedure). Compensation for damages may not be claimed under Austrian law on the same merits or in the same amount as compared to damages claimed under U.S. law. All of Braskem Austria Finance’s directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of Braskem Austria Finance’s or such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Braskem Austria Finance or such persons or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Currently, no treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, between the United States and Austria in civil and commercial matters is in force. There is also no applicable ordinance of the Austrian government in place. Therefore, a judgment rendered by any (federal or state) court in the United States against Braskem Austria Finance, whether or not solely predicated upon U.S. securities laws, will not be enforceable in Austria. Accordingly, the subject matter upon which a judgment has been obtained in a U.S. court must be re-litigated before Austrian courts in accordance with applicable Austrian Civil Procedure Laws (Zivilprozessordnungf). Enforcement procedures can be initiated under the Austrian Enforcement Act (Exekutionsordnung) only after having obtained a final judgment before Austrian courts.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The registration statement, including exhibits and schedules thereto, and any other materials we may file with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•	our annual report on Form 20-F for the year ended December 31, 2012, filed with the SEC on April 8, 2013, containing our audited consolidated financial statements as of December 31, 2012 and 2011 and for the three years ended December 31, 2012;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our current report on Form 6-K furnished to the SEC on November 12, 2013 containing our unaudited consolidated interim financial statements as of September 30, 2013 and for the nine-month periods ended September 30, 2013 and 2012;

•	our current report on Form 6-K furnished to the SEC on December 16, 2013 containing (1) our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended September 30, 2013 and (2) a statement regarding the computation of our ratio of earnings to fixed charges; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Braskem’s Investor Relations Department located at Avenida das Nações Unidas, 8,501, São Paulo, SP — CEP 05425-070 Brazil (telephone: (55-11) 3576-9000).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Braskem S.A.

Debt Securities and Guarantees

Braskem Finance Limited	Braskem America Finance Company	Braskem Austria Finance GmbH

Guaranteed Debt Securities	Guaranteed Debt Securities	Guaranteed Debt Securities

PROSPECTUS

December 16, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Neither the laws of Brazil nor Braskem’s bylaws or other constitutive documents provide for indemnification of directors and officers. Under the Brazilian Civil Code, acts of willful misconduct, negligence, incompetence, imprudence or illegality require indemnification of any third person that incurred losses or damages arising from such illegal action. Braskem maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Braskem itself with respect to payments which may be made by Braskem to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The laws of the Cayman Islands do not provide for indemnification of directors and officers. Braskem Finance’s memorandum and articles of association provide that Braskem Finance is required to indemnify officers and directors out of its assets and funds against any liability which they incur or sustain in or regarding the conduct of Braskem Finance’s business or affairs in the execution or discharge of their respective duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred in defending (whether successfully or otherwise) any civil proceedings concerning Braskem Finance in the Cayman Islands or elsewhere. Braskem Finance’s Memorandum and Articles of Association further provides that no officer or director will be liable for acts, omissions, losses, damages or other misfortune arising from their execution or discharge of duties, powers, authorities, discretions of office or in relation thereto, unless resulting from the officer’s or director’s actual fraud or willful default.

Braskem America Finance’s bylaws provide that Braskem America Finance is required to indemnify and hold harmless officers and directors and their personal representatives, to the fullest extent authorized by Delaware General Corporation Law, against any expense, liability or loss (including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer or director, or their personal representative, have served Braskem America Finance in such capacity.

Neither Austrian law nor the articles of association of Braskem Austria Finance provide for indemnification of its managing directors.

Item 9.	Exhibits

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities*

4.1	Braskem Indenture, dated as of December 16, 2013, among Braskem, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon Trust (Japan), Ltd., as Principal Paying Agent

4.2	Braskem Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem Finance and The Bank of New York Mellon, as Trustee, as Trustee

4.3	Braskem America Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem America Finance and The Bank of New York Mellon, as Trustee

Exhibit Number	Exhibit

4.4	Braskem Austria Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem Austria Finance and The Bank of New York Mellon, as Trustee

4.5	Form of Debt Security (included in Exhibits 4.1, 4.2, 4.3 and 4.4)

4.6	Braskem Guarantee (included in Exhibits 4.2, 4.3 and 4.4)

5.1	Opinion of Pinheiro Neto Advogados, as to matters of Brazilian law relating to the debt securities and guarantees

5.2	Opinion of Maples and Calder, as to matters of Cayman Islands law relating to the debt securities

5.3	Opinion of Baker & McKenzie Diwok Hermann Petsche Rechtsanwälte GmbH, as to matters of Austrian law relating to the debt securities

5.4	Opinion of White & Case LLP, as to matters of New York law relating to the debt securities and guarantees

15.1	Awareness Letter of PricewaterhouseCoopers Auditores Independentes

23.1	Consent of PricewaterhouseCoopers Auditores Independentes

23.2	Consent of Pinheiro Neto Advogados (included in Exhibit 5.1)

23.3	Consent of Maples and Calder (included in Exhibits 5.2 and 5.3)

23.4	Consent of White & Case LLP (included in Exhibit 5.4)

23.5	Consent of Baker & McKenzie Diwok Hermann Petsche Rechtsanwälte GmbH (included in Exhibit 5.5)

24.1	Power of Attorney (included in the signature pages to this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Finance Indenture

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem America Finance Indenture

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Austria Finance Indenture

*	To be filed by amendment or incorporated by reference. Braskem will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF BRASKEM S.A.

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil, on December 16, 2013.

BRASKEM S.A.

By:	/s/ Carlos José Fadigas de Souza Filho
Name:	Carlos José Fadigas de Souza Filho
Title:	Chief Executive Officer

By:	/s/ Mario Augusto da Silva
Name:	Mario Augusto da Silva
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandre Perazzo de Almeida, Pedro Teixeira de Carvalho, Danilo Dias Garcez de Castro Dória and Marcelo Rossini de Oliveira, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Braskem S.A. on December 16, 2013.

SIGNATURE	TITLE

/s/ Carlos José Fadigas de Souza Filho Carlos José Fadigas de Souza Filho	Chief Executive Officer

/s/ Mario Augusto da Silva Mario Augusto da Silva	Chief Financial Officer and Director of Investor Relations

/s/ Joel Benedito Junior Joel Benedito Junior	Principal Accounting Officer

/s/ Marcelo Bahia Odebrecht Marcelo Bahia Odebrecht	President of the Board of Directors

/s/ Luiz de Mendonça Luiz de Mendonça	Board Member

SIGNATURE	TITLE

/s/ Alvaro Fernandes da Cunha Filho Alvaro Fernandes da Cunha Filho	Board Member

/s/ Marcela Aparecida Drehmer Andrade Marcela Aparecida Drehmer Andrade	Board Member

/s/ Alfredo Lisboa Ribeiro Tellechea Alfredo Lisboa Ribeiro Tellechea	Board Member

/s/ José Carlos Cosenza José Carlos Cosenza	Board Member

/s/ José Alcides Santoro Martins José Alcides Santoro Martins	Board Member

/s/ Newton Sergio de Souza Newton Sergio de Souza	Board Member

/s/ Almir Guilherme Barbassa Almir Guilherme Barbassa	Board Member

/s/ Roberto Zurli Machado Roberto Zurli Machado	Board Member

/s/ Patrick Horbach Fairon Patrick Horbach Fairon	Board Member

SIGNATURES OF BRASKEM FINANCE LIMITED

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil, on December 16, 2013.

BRASKEM FINANCE LIMITED

By:	/s/ Marcelo de Oliveira Cerqueira
Name:	Marcelo de Oliveira Cerqueira
Title:	Director

By:	/s/ Mario Augusto da Silva
Name:	Mario Augusto da Silva
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandre Perazzo de Almeida, Pedro Teixeira de Carvalho, Danilo Dias Garcez de Castro Dória and Marcelo Rossini de Oliveira, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Braskem Finance Limited on December 16, 2013.

SIGNATURE	TITLE

/s/ Carlos José Fadigas de Souza Filho Carlos José Fadigas de Souza Filho	Principal Executive Officer

/s/ Mario Augusto da Silva Mario Augusto da Silva	Principal Financial Officer and Board Member

/s/ Joel Benedito Junior Joel Benedito Junior	Principal Accounting Officer

/s/ Marcelo de Oliveira Cerqueira Marcelo de Oliveira Cerqueira	Board Member

/s/ Gustavo Sampaio Valverde Gustavo Sampaio Valverde	Board Member

SIGNATURES OF BRASKEM AMERICA FINANCE COMPANY

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil, on December 16, 2013.

BRASKEM AMERICA FINANCE COMPANY

By:	/s/ Gustavo Sampaio Valverde
Name:	Gustavo Sampaio Valverde
Title:	Vice President and Secretary

By:	/s/ Renato Bruno dos S. Monteiro
Name:	Renato Bruno dos S. Monteiro
Title:	Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandre Perazzo de Almeida, Pedro Teixeira de Carvalho, Danilo Dias Garcez de Castro Dória and Marcelo Rossini de Oliveira, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Braskem America Finance Company on December 16, 2013.

SIGNATURE	TITLE

/s/ Fernando Musa Fernando Musa	Principal Executive Officer and Board Member

/s/ Srivatsan S. Iyer Srivatsan S. Iyer	Principal Financial Officer and Board Member

/s/ Joel Benedito Junior Joel Benedito Junior	Principal Accounting Officer

/s/ Gustavo Sampaio Valverde Gustavo Sampaio Valverde	Board Member

/s/ Renato Bruno dos S. Monteiro Renato Bruno dos S. Monteiro	Board Member

SIGNATURES OF BRASKEM AUSTRIA FINANCE GMBH

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil, on December 16, 2013.

BRASKEM AUSTRIA FINANCE GMBH

By:	/s/ Cristiano Pinto da Costa
Name:	Cristiano Pinto da Costa
Title:	Managing Director

By:	/s/ Mario Augusto da Silva
Name:	Mario Augusto da Silva
Title:	Managing Director

By:	/s/ Alexandre Perazzo de Almeida
Name:	Alexandre Perazzo de Almeida
Title:	Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandre Perazzo de Almeida, Pedro Teixeira de Carvalho, Danilo Dias Garcez de Castro Dória and Marcelo Rossini de Oliveira, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Braskem Austria Finance GmbH on December 16, 2013.

SIGNATURE	TITLE

/s/ Carlos José Fadigas de Souza Filho Carlos José Fadigas de Souza Filho	Principal Executive Officer

/s/ Mario Augusto da Silva Mario Augusto da Silva	Principal Financial Officer and Managing Director

/s/ Joel Benedito Junior Joel Benedito Junior	Principal Accounting Officer

/s/ Alexandre Perazzo de Almeida Alexandre Perazzo de Almeida	Managing Director

/s/ Cristiano Pinto da Costa Cristiano Pinto da Costa	Managing Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrants in the United States, in the State of Delaware, United States of America, on December 16, 2013.

PUGLISI & ASSOCIATES

By:	/s/ Donald Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Braskem Indenture, dated as of December 16, 2013, among Braskem, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon Trust (Japan), Ltd., as Principal Paying Agent

4.2	Braskem Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem Finance and The Bank of New York Mellon, as Trustee, as Trustee

4.3	Braskem America Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem America Finance and The Bank of New York Mellon, as Trustee

4.4	Braskem Austria Finance Indenture, dated as of December 16, 2013, between Braskem, Braskem Austria Finance and The Bank of New York Mellon, as Trustee

5.1	Opinion of Pinheiro Neto Advogados, as to matters of Brazilian law relating to the debt securities and guarantees

5.2	Opinion of Maples and Calder, as to matters of Cayman Islands law relating to the debt securities

5.3	Opinion of Baker & McKenzie Diwok Hermann Petsche Rechtsanwälte GmbH, as to matters of Austrian law relating to the debt securities

5.4	Opinion of White & Case LLP, as to matters of New York law relating to the debt securities and guarantees

15.1	Awareness Letter of PricewaterhouseCoopers Auditores Independentes

23.1	Consent of PricewaterhouseCoopers Auditores Independentes

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Finance Indenture

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem America Finance Indenture

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Braskem Austria Finance Indenture